Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

The Partners
MeriStar Hospitality Operating Partnership, L.P.

We consent to the incorporation by reference in the registration statement (No. 333-60463) on Form S-8 (MeriStar Hospitality Corporation Incentive Plan), the registration statement (No. 333-60465) on Form S-8 (MeriStar Hospitality Corporation Non-employee Director’s Incentive Plan), the registration statement (No. 333-66229) on Form S-3 and the registration statement (No. 333-37888) on Form S-8 (MeriStar Hospitality Corporation Employee Stock Purchase Plan) of our report dated February 12, 2003 except as to notes 4 and 15, which are as of March 27, 2003, with respect to the consolidated balance sheets of MeriStar Hospitality Corporation and subsidiaries of December 31, 2002 and 2001 and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2002, and the related financial statement schedule of real estate and accumulated depreciation, and our report dated February 12, 2003 except as to notes 4 and 15, which are as of March 27, 2003, with respect to the consolidated balance sheets of MeriStar Hospitality Operating Partnership, L.P. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, partners’ capital, and cash flows for each of the years in the three-year period ended December 31, 2002 and the related financial statement schedule of real estate and accumulated depreciation, and our report dated February 12, 2003 on the related supplementary consolidating information, which reports appear in the December 31, 2002 annual report on Form 10-K of MeriStar Hospitality Corporation.

Our reports on the consolidated financial statements and the related financial statement schedule of Meristar Hospitality Corporation and Meristar Hospitality Operating Partnership, L.P. refer to the adoption of Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, in 2002.

/s/ KPMG LLP

Washington, D.C.
March 31, 2003